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                                                                   EXHIBIT 10.20



                                  EGROUPS, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

        This Series D Preferred Stock Purchase Agreement (the "Agreement") is made as of the 14th day of December, 1999, by and between eGroups, Inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together, if more than one, the "Purchasers").

        The parties hereby agree as follows:

        1. PURCHASE AND SALE OF PREFERRED STOCK.

               1.1 SALE AND ISSUANCE OF SERIES D PREFERRED STOCK.

                      (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit B (the "Restated Certificate").

                      (b) Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series D Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto at a purchase price of $10.29 per share. The shares of Series D Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."

               1.2 CLOSING; DELIVERY.

                      (a) The purchase and sale of the Stock shall take place at the offices of Perkins Coie, LLP, 250 Montgomery Street, 16th Floor, San Francisco, California, at 10:00 a.m., on December 14th, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

                      (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check or by wire transfer to the Company's bank account, inclusive of any fees for delivery or receipt thereof.

                      (c) The Company may sell up to the balance of the authorized number of shares of Series D Preferred Stock not sold at the Closing to such purchasers as it shall select, provided the agreement for sale is executed not later than January 31, 2000. Any such purchaser shall become a party to this Agreement and the other Agreements (as defined below), by and among the Company and the Investors, and shall have the rights and obligations hereunder and thereunder.

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        2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company
hereby represents, warrants and covenants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

               2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

               2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                      (a) Seventeen Million Five Hundred Thousand (17,500,000) shares of preferred stock (the "Preferred Stock"), of which (i) One Million Six Hundred Twenty Thousand (1,620,000) have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing (the "Series A Preferred Stock"); (ii) Three Million Six Hundred Thousand (3,600,000) have been designated Series B Preferred Stock (the "Series B Preferred Stock"), Three Million Five Hundred Fifty Six Thousand Seven Hundred Seventy Two (3,556,772) of which are issued and outstanding immediately prior to the Closing; (iii) Seven Million Two Hundred Eighty Thousand Eight Hundred Eleven (7,280,811) have been designated Series C Preferred Stock, Seven Million Two Hundred Eighty Thousand Eight Hundred Eleven (7,280,811) of which are issued and outstanding immediately prior to the Closing; and (iv) Four Million Five Hundred Twenty Thousand (4,520,000) have been designated Series D Preferred Stock, none of which are issued and outstanding prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

                      (b) Forty Three Million (43,000,000) shares of Common Stock, Fifteen Million Seven Hundred Sixty Two Thousand One Hundred Eighty Nine (15,762,189) shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved Seventeen Million Twenty Thousand Eight Hundred Eleven (17,020,811) shares of Common Stock for issuance upon conversion of the Preferred Stock. Two Million Three Hundred Thirty Four Thousand Seven Hundred Sixty Two (2,334,762) shares are issuable upon the exercise of options currently outstanding, and Nine Hundred Thirty Thousand Three Hundred Forty (930,340) shares are available for future grants under the Company's 1998 Stock Option Plan.

                      Except for (i) conversion privileges of the Preferred Stock, and (ii) outstanding options under the Company's 1998 Stock Option Plan and except as set forth in the Agreements and the Restated Certificate, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or



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agreements, oral or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

               2.3 SUBSIDIARIES. Except for a subsidiary incorporated under the laws of each of Japan (eGroups KK), Germany (ONElist Europe GmbH), and California (ONElist, Inc.) the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

               2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Second Amended and Restated Investors Rights Agreement, in the form attached hereto as Exhibit D (the "Investors Rights Agreement"), the Second Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit E (the "Co-Sale Agreement"), and the Second Amended and Restated Voting Agreement in the form attached hereto as Exhibit F (the "Voting Agreement" and collectively with this Agreement, the Investors Rights Agreement and the Co-Sale Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "Securities") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws. The issuance of the Stock is not subject to any pre-emptive rights or rights of first refusal.

               2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

               2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local



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governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreements, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

               2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               2.8 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others, which conflict or infringement would have a material adverse effect on the assets, condition or affairs of the Company, financially or otherwise. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.



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               2.9 COMPLIANCE WITH OTHER INSTRUMENTS.

                      (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of federal or state statute, rule or regulation applicable to the Company which would have a material adverse effect on the assets, condition or affairs of the Company, financially or otherwise. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or of its assets or properties.

                      (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement which would have a material adverse effect on the assets, condition or affairs of the Company, financially or otherwise.

               2.10 AGREEMENTS; ACTION.

                      (a) Except for the Agreements and salary and stock option arrangements negotiated and executed in the ordinary course of business, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                      (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                      (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person in excess of $25,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                      (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to



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believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                      (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               2.11 DISCLOSURE. The Company has provided the Purchasers with all the information which the Purchasers have requested for deciding whether to acquire the Stock and all information which the Company believes is reasonably necessary to enable the Purchasers to make such a decision. The representations and warranties of the Company contained in this Agreement and the exhibits attached hereto and in any certificate furnished or to be furnished to Purchasers at the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

               2.12 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               2.13 RIGHTS OF REGISTRATION AND VOTING. Except as contemplated in the Investors Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Voting Agreement, no stockholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

               2.14 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens, which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               2.15 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person



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and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

               2.16 FINANCIAL STATEMENTS. Section 2.16 to Exhibit C sets forth the Company's unaudited balance sheet as of September 30, 1999, and the related unaudited statements of operations and cash flow for the nine month period ended September 30, 1999 (the "Company's Interim Financials") (collectively, such financial statements are sometimes referred to herein as "Company's Financial Statements"). The Company's Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company's Financial Statements present fairly the financial condition, operating results and cash flows of Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which are not expected to be material in amount or significance. Company's unaudited balance sheet dated as of September 30, 1999, shall be referred to as the "Company's Current Balance Sheet".

               2.17 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

               2.18 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which would have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

               2.19 PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality/proprietary information and invention assignment substantially in the form or forms delivered to the counsel for the Purchasers. The Company, after reasonable investigation, is not aware that any of its employees, consultants or officers is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.



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               2.20 NO UNDISCLOSED LIABILITIES. Except as set forth in the
Schedule of Exceptions, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate exceeds $100,000 and (i) has not been reflected in the Company's Current Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Company's Current Balance Sheet.

               2.21 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

               2.22 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

               2.23 REAL PROPERTY HOLDING CORPORATION. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

               2.24 YEAR 2000 COMPLIANCE. All of the Company's products and services (including products and services currently under development) to the extent they record, store, process, calculate and present dates, if at all, are Year 2000 Compliant. All of the Company's material products and services will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the knowledge of the Company, all of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant. Any breach of this representation can be cured within a 15-day period ending January 15, 2000.

               2.25 SMALL BUSINESS INVESTMENT ACT. The Company, together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "Federal Regulations")), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and the regulations thereunder, including
Section 121.301 of Title 13 of the Federal Regulations (a "Small Business Concern"). The information delivered to Bank of America Ventures on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company



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acknowledges that Bank of America Ventures is a Federal licensee under the Small
Business Investment Act of 1958, as amended.

               2.26 QUALIFIED SMALL BUSINESS STOCK. The Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof and the Series D Preferred Stock should qualify as "qualified small business stock" as defined in
Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

               2.27 ACTIVITIES SINCE DECEMBER 1, 1999. Since December 1, 1999, there has not been:

                      (a) any material change or amendment to any contract or arrangement (involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000) by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

                      (b) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company;

                      (c) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company; or

                      (d) any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (c) above.

        3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby severally represents and warrants to the Company that:

               3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.

               3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be



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acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

               3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

               3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Investors Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

               3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

               3.6 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                      (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR



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        DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED
        WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                      (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

               3.7 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

               3.8 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(a) the legal requirements within its jurisdiction for the purchase of the Stock, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

        4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

               4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

               4.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Perkins Coie LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit G.

               4.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Restated Certificate and Bylaws and Board of Director and stockholder resolutions approving the transactions contemplated by this Agreement.

               4.7 INVESTORS RIGHTS AGREEMENT. The Company, each Purchaser and the Founders shall have executed and delivered the Investors Rights Agreement.

               4.8 CO-SALE AGREEMENT. The Company, each Purchaser and the Founders shall have executed and delivered the Co-Sale Agreement.

               4.9 VOTING AGREEMENT. The Company, each Purchaser and the Founders shall have executed and delivered the Voting Agreement.

               4.10 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

               4.11 SBA FORMS. The Company shall have executed and delivered to Bank of America Ventures a "Size Status Declaration" on SBA Form 480 and an "Assurance of Compliance" on SBA Form 652, and shall have provided to Bank of America Ventures information necessary for the preparation of a "Portfolio Financing Report" on SBA Form 1031.

        5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

               5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

               5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

               5.4 INVESTORS RIGHTS AGREEMENT. Each Purchaser shall have executed the Investors Rights Agreement.

               5.5 CO-SALE AGREEMENT. Each Purchaser shall have executed the Co-Sale Agreement.

               5.6 VOTING AGREEMENT. Each Purchaser shall have executed the Voting Agreement.

        6. ADDITIONAL COVENANTS OF THE COMPANY.

               6.1 CERTAIN COVENANTS RELATING TO SBA MATTERS.

                      (a) USE OF PROCEEDS. The proceeds from the issuance and sale of the Stock (the "Proceeds") shall be used by the Company for working capital and other general corporate purposes. The Company shall provide Bank of America Ventures and the Small Business Administration (the "SBA") reasonable access to the Company's books and records for the purpose of confirming the use of the Proceeds.

                      (b) BUSINESS ACTIVITY. For a period of one (1) year after the date hereof the Company shall not change the nature of its business activity if such change would render the Company ineligible to be a small business concern as provided in 13 C.F.R. Section 107.720.

                      (c) COMPLIANCE. So long as Bank of America Ventures holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                      (d) INFORMATION. Within forty-five (45) days after the end of each fiscal year and at such other times as Bank of America Ventures may reasonably request, the Company shall deliver to Bank of America Ventures a written assessment, in form and substance satisfactory to Bank of America Ventures, of the economic impact of Bank of America Ventures' financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide Bank of America Ventures with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto. Any submission of financial information to Bank of America Ventures pursuant to this section 6.1(d) shall include a certificate of the Company's president, chief executive officer, treasurer or chief financial officer.

               6.2 QUALIFIED SMALL BUSINESS STOCK. The Company will use its best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock." The Company further covenants to submit to its shareholders and to state and federal taxation authorities such form and filings as may be required to document such compliance, with its franchise or income tax return for the current income year.

               6.3 PERMITTED TRANSFERS. In the event Bank of America Ventures decides to transfer all (but not less than all) of the Series D Preferred Stock or (Common Stock issued upon conversion thereof) then held by Bank of America Ventures to Bank of America Ventures II L.P., the Company shall take all necessary actions, including amending any or all of the Agreements, to effect such transfer; provided that the terms and conditions of all of the Agreements shall inure to the benefit of and be binding upon Bank of America Ventures II L.P. upon the effective date of such transfer. In the event that CMG@Ventures III, LLC, @Ventures III, L.P., @Ventures Foreign Fund III, L.P. or @Ventures Investors, LLC (collectively "@Ventures") decides to transfer any or all of the Series D Preferred Stock or (Common Stock issued upon conversion thereof) then held by such Purchaser to affiliated funds or entities of @Ventures, the Company shall take all necessary actions, including amending any or all of the Agreements, to effect such transfer; provided that the terms and conditions of all of the Agreements shall inure to the benefit of and be binding upon the transferee upon the effective date of such transfer.

               6.4 TERMINATION OF COVENANTS. The covenants set forth in Section 6.1, Section 6.2 and Section 6.3 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, whichever event shall first occur.

        7. MISCELLANEOUS.

               7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year after the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

               7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

               7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               7.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram, confirmed fax or email, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Perkins Coie LLP, 250 Montgomery Street, 16th Floor, San Francisco, CA 94104, fax (415) 781-2525, Attn.: John S. Wills.

               7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               7.8 FEES AND EXPENSES. The Company shall pay the reasonable fees and expenses of one counsel for the Purchasers, incurred with respect to the negotiation of this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby (such fees and expenses not to exceed $15,000.00).

               7.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

               7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               7.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

               7.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

               7.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

               7.15 CONFIDENTIALITY. Each party hereto agrees that, except as required by law or with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this
Section 7.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

               7.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.



                            [SIGNATURE PAGES FOLLOW]

        The parties have executed this SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date first written above.

                                      COMPANY:

                                      EGROUPS, INC.


                                      By:
                                           -------------------------------------
                                           Michael Klein
                                           President and Chief Executive Officer

                                      Address:  350 Brannan Street
                                                San Francisco, CA  94107



                                      PURCHASERS:





         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT